SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) August 8, 1997





                         MAKO MARINE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



                                     Florida
                 (State or other jurisdiction or incorporation)


            0-26618                                65-0501535
(Commission File Number)                  (IRS Employer Identification No.)


           4355 N.W. 128th Street
                  Miami, Florida                                        33054
(Address of principal executive offices)                             (Zip Code)

(Registrant's telephone number, including area code)      (305)685-6591
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Item 5.  Other Events

         On August 8, 1997, Tracker Marine, L.P., a Missouri limited partnership, ("Tracker") announced that TRACKAQ, Inc. ("Merging Company"), a wholly-owned subsidiary of Tracker, adopted a Plan of Merger pursuant to which the Merging Company will merge into Mako Marine International, Inc. ("Mako"). The Merging Company is the owner of 7,330,000 shares of Mako Common Stock, representing approximately 80.9% of the outstanding shares of Mako Common Stock. Under the Plan of Merger, the public shareholders of Mako will receive $1.25 in cash for each share of Mako Common Stock they own and holders of Public Warrants will receive $0.125 in cash for each Warrant they own. The Plan of Merger also provides for the payment of cash consideration to holders of the other outstanding Mako warrants and options. Upon consummation of the proposed Merger, Mako will become a wholly-owned subsidiary of Tracker.

Item 7.  Financial Statements and Exhibits

         (a)      Exhibits - The following exhibits are filed with this report:

                  Exhibit 99.1        Plan of Merger dated August 8, 1997.

                  Exhibit 99.2 Press Release of the Company dated August 8, 1997 announcing the Plan of Merger



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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 14, 1997

                                        MAKO MARINE INTERNATIONAL, INC.


                                        By:   /s/ Kenneth Burroughs
                                        Title:   Chairman of the Board and Chief
                                                 Executive Officer


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
                                  EXHIBIT INDEX

Exhibit Number                  Description
--------------                  -----------

         99.1                Plan of Merger dated August 8, 1997.

         99.2 Press Release of the Company dated August 8, 1997 announcing the Plan of Merger

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